UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2016

Sykes Enterprises, Incorporated

(Exact name of registrant as specified in its charter)

Florida	0-28274	56-1383460
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 N. Ashley Drive, Tampa, Florida		33602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (813) 274-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Vanessa Chang as Director

On March 15, 2016, the Board of Directors of Sykes Enterprises, Incorporated (the “Company”) appointed Vanessa C.L. Chang, age 63, to the Board and the Audit Committee to fill the vacancy created by the resignation of James K. Murray, Jr.

Ms. Chang has been a director of EL & EL Investments, a private real estate investment business, since 1999. She served as chief executive officer and president of ResolveItNow.com, an online dispute resolution service from 2000 to 2002, was senior vice president of Secured Capital Corporation, a real estate investment bank in 1998, and from 1986 until 1997 she was a partner in the accounting firm KPMG Peat Marwick LLP. Ms. Chang serves as a director of Edison International and its wholly-owned subsidiary, Southern California Edison Company, a director of Transocean Ltd., and a director or trustee of sixteen funds advised by the Capital Group’s subsidiaries in the American Funds and Capital Group Private Client Services families. She is a graduate of the University of British Columbia and a Certified Public Accountant (inactive).

As a non-employee director, Ms. Chang will be compensated under the Sykes Enterprises Non-Employee Director Fee Plan.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SYKES ENTERPRISES, INCORPORATED

By:	/s/ John Chapman
John Chapman Executive Vice President and Chief Financial Officer

Date: March 16, 2016

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